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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Allied Waste Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transactions applies:

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     (2)  Aggregate number of securities to which transactions applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                         ALLIED WASTE INDUSTRIES, INC.
                  15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260

                    SECOND SUPPLEMENT TO PROXY MATERIALS FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 17, 1999

    At the special meeting of stockholders to be held on Wednesday, November 17, 1999, you will be asked to approve an amendment to our 1991 Incentive Stock Plan to increase the number of shares of common stock which may be covered by awards under the Plan. We have concluded that it is appropriate to reduce the proposed increase in the shares subject to the Plan from the previously requested 8.5% of the number of fully diluted shares of common stock as defined in the Plan) on the date of grant of an award to 8.0% of the fully diluted number of shares of common stock.

    The language of the proposed amendment contained in our proxy statement dated October 6, 1999 will be changed to reflect a maximum number of shares which may be subject to awards under the Plan of 8.0% (instead of 8.5%) of the "Fully Diluted Shares as of the date of any Incentive Award"; but, the language of the proposed amendment will otherwise remain the same as previously described. (The current provisions of the Incentive Stock Plan provide for awards up to 7.5% of the issued and outstanding shares of common stock on the final day of the fiscal quarter preceding the date of grant.)

    As a result of the smaller proposed increase in the size of the Plan, the number of awards available under the Incentive Stock Plan if the proposed amendment is approved by stockholders will be less than that described in our earlier proxy materials. Under the current terms of the Incentive Stock Plan and based upon the 188,773,527 shares outstanding as of September 27, 1999, awards covering an aggregate of 14,158,015 shares of common stock are available under the Incentive Stock Plan. Previously granted awards under the Incentive Stock Plan which have been exercised covered approximately 1,308,986 shares of common stock. Currently outstanding awards under the Incentive Stock Plan cover an aggregate of approximately 11,354,123 shares of common stock. Consequently, new awards covering approximately 1,494,906 shares of common stock (representing approximately .8% of our outstanding common stock) are permitted under the current terms of the Plan. If the amendment (as revised) is approved, new awards covering approximately 9,016,218 shares of common stock (representing approximately 4.8% of our outstanding common stock) would be permitted based upon fully diluted shares as of September 27, 1999 and after taking into account the proposed amendment. Approval of the amendment will increase the number of shares of common stock which may be covered by new awards by approximately 7,521,312 shares (representing approximately 4.0% of our outstanding common shares).

    Our Board of Directors recommends that you vote in favor of the amendment to the Incentive Stock Plan, as revised. Our Board also recommends that you vote in favor of the other proposal to be considered at the special meeting: approval of the issuance of our common stock upon conversion of our Senior Convertible Preferred Stock.

                                     Voting

    It is important that you vote your shares. If you have not already returned your proxy, please complete a proxy and return it to the Company.

    If you have already returned your proxy card, you do not need to take any further action unless you wish to change your vote.

    If you wish to change your vote, you can do this in three ways. You can complete and submit a new proxy card to us and this new proxy will replace your earlier dated card. You can send us a written notice stating that you would like to revoke your proxy. Finally, you can attend the special meeting and vote in person.

    If you have any questions or need assistance, you can call D. F. King & Co., Inc. at (800) 714-3306.

                                          Thank you for your support.

                                        /s/ Thomas H. Van Weelden

                                          Thomas H. Van Weelden
                                          Chairman of the Board, President and
                                          Chief Executive Officer

November 2, 1999